Exhibit 99.1

Carrols Restaurant Group, Inc. Receives the Requisite Consents Pursuant to its Tender Offer and Consent Solicitation for its Outstanding 11.25% Senior Secured Second Lien Notes Due 2018

SYRACUSE, New York. April 29, 2015 - Carrols Restaurant Group, Inc. (“Carrols” or the “Company”) (NASDAQ: TAST), the largest Burger King® franchisee in the United States, based on number of restaurants, today announced that Carrols has received the requisite tenders and consents from holders of its 11.25% Senior Secured Second Lien Notes due 2018 (the “Notes”) to amend the indenture governing such Notes and certain security documents entered into with respect to the Notes. On April 15, 2015, Carrols commenced its cash tender offer and consent solicitation relating to the Notes pursuant to an Offer to Purchase and Consent Solicitation Statement, dated April 15, 2015, and a related Consent and Letter of Transmittal, which more fully set forth the terms and conditions of the tender offer and consent solicitation. The consent solicitation expired at 5:00 p.m., New York City time, on Tuesday, April 28, 2015. Tenders may no longer be withdrawn and consents may no longer be revoked. Holders who tender after 5:00 p.m. New York City time, on Tuesday, April 28, 2015 will not be entitled to the consent payment. As of the expiration of the consent solicitation, holders of $145,500,000 of Notes, representing 97% of the outstanding principal amount of the Notes, had tendered their Notes and consented to the proposed amendments to the indenture governing the Notes and certain security documents entered into with respect to the Notes.

Carrols and The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture governing the Notes, have entered into a supplemental indenture that amends the indenture and certain security documents. The supplemental indenture became effective upon execution by Carrols and The Bank of New York Mellon Trust Company, N.A. on April 29, 2015. The amendments became operative when the Notes that had been validly tendered on or prior to the expiration of the consent solicitation were accepted for payment and paid for by Carrols pursuant to the terms of the tender offer on April 29, 2015. The amendments, among other things, eliminate a significant portion of the restrictive covenants, eliminate certain events of default, release all of the collateral securing the obligations of Carrols and the guarantors under the Notes and amend the number of days prior to any redemption date that Carrols must send a notice of redemption. The amendments to the indenture are binding upon the holders of Notes not tendered into the tender offer. The tender offer and consent solicitation expires at 11:59 p.m., New York City time, on May 12, 2015.

Wells Fargo Securities, LLC is acting as dealer manager and solicitation agent for the tender offer and the consent solicitation. The tender agent and information agent for the tender offer is D.F. King & Co., Inc. Questions regarding the tender offer and consent solicitation may be directed to Wells Fargo Securities, Liability Management Group, at (866) 309-6316 (toll free) or (704) 410-4760 (collect). Requests for copies of the Offer to Purchase and Consent Solicitation Statement or other tender offer materials may be directed to D.F. King & Co., Inc., telephone number (866) 829-0541 (toll free) and (212) 269-5550 (for banks and brokers) or by e-mail at carrols@dfking.com.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. This press release also is not a solicitation of consents to the proposed amendments to the indenture. The tender offer and consent solicitation are being made solely by means of the tender offer and consent solicitation documents, including the Offer to Purchase and Consent Solicitation Statement, dated April 15, 2015, and the related Consent and Letter of Transmittal, that Carrols is distributing to holders of Notes. The tender offer and consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

ABOUT CARROLS RESTAURANT GROUP, INC.

Carrols Restaurant Group, Inc. is the largest BURGER KING® franchisee in the United States with 663 restaurants as of March 31, 2015 and has operated BURGER KING® restaurants since 1976. For more information on Carrols, please visit the company's website at www.carrols.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Carrols' expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions, plans or guidance are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties as included in Carrols' filings with the Securities and Exchange Commission.